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                                                                     EXHIBIT 3.9


                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                               BALL UNIMARK, INC.


The undersigned officers of Ball Unimark, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:


                             ARTICLE I AMENDMENT(S)

SECTION 1   The date of incorporation of the corporation is:  September 2, 1988

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:


                             ALLTRISTA UNIMARK, INC.

SECTION 3

The exact text of Article I of the Articles of Incorporation is now as follows:

                  "The name of the corporation is Alltrista Unimark, Inc. (hereinafter referred to as the "Corporation")."

SECTION 4   Date of each amendment's adoption:  March 17, 1993


                     ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) I of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on March 17, 1993, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by Written Consent executed on March 17, 1993, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by Written Consent executed on March 17, 1993, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 17th day of March, 1993.


                                          /s/ Thomas B. Clark, Vice President
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